UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2004

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

170 Harbor Way

P.O.  Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 27, 2004, Exelixis, Inc. (the “Company”), entered into a definitive agreement with privately held X-Ceptor Therapeutics, Inc. (“X-Ceptor”), to acquire all of X-Ceptor’s outstanding shares of capital stock.

Under the terms of the Agreement and Plan of Merger, dated as of September 27, 2004 (the “Merger Agreement”), among the Company, XBO Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and X-Ceptor, and subject to closing conditions, Merger Sub will be merged with and into X-Ceptor.  The Company will issue approximately 2.5 million shares and pay approximately $2.9 million in cash in exchange for all of the outstanding shares of capital stock of X-Ceptor on a fully diluted basis.  In addition, under the terms of the Merger Agreement, the Company will issue approximately 50,000 shares of Company common stock to certain employees and consultants of X-Ceptor to discharge certain obligations of X-Ceptor incurred in connection with the merger.

The shares of Company common stock to be issued upon consummation of the merger will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, as a transaction not involving a public offering.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as an exhibit and is incorporated by reference into this report.

In connection with the merger, the Company will also enter into two Registration Rights Agreements with certain stockholders of X-Ceptor (the “Registration Rights Agreements”), pursuant to which the Company will file a registration statement with the Securities and Exchange Commission (the “SEC”) providing for the registration for resale of the shares issued in connection with the merger.  Under the terms of one of the Registration Rights Agreements, certain stockholders of X-Ceptor would agree to limitations with respect to the resale of their shares.  The Registration Rights Agreements also provide that the Company will indemnify the stockholders against liabilities arising in connection with the resale of their shares registered in accordance with the terms of the Registration Rights Agreements.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure

On September 28, 2004, the Company issued a press release announcing the signing of the Merger Agreement.  A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.  The information set forth under this Item 7.01, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished under this Item 7.01, including the exhibit hereto, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished by Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits

(c)        Exhibits.

Exhibit 2.1 Agreement and Plan of Merger, dated September 27, 2004, by and among Exelixis, Inc., a Delaware corporation, XBO Acquisition Corp., and X-Ceptor Therapeutics, Inc.

Exhibit 99.1 Press release issued September 28, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2004

Exelixis, Inc.

/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary

EXHIBIT LIST

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 27, 2004, by and among Exelixis, Inc., a Delaware corporation, XBO Acquisition Corp., and X-Ceptor Therapeutics, Inc.

99.1	Press release issued September 28, 2004.